UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2009
____________________

INTELGENX TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

6425 Abrams, Ville Saint Laurent, Quebec, H4S 1X9 Canada
(Address of principal executive offices and Zip Code)

(514) 331-7440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Election of Director

The Company confirms that, effective April 8, 2009, Mr. Bernd Melchers accepted the appointment of the Board of Directors to serve as a director of IntelGenx Technologies Corp. until the next annual meeting of the shareholders of the Company or until his successor is duly elected and qualified. The appointment of Mr. Melchers is subject to TSX-Venture approval.

Mr. Melcher’s background is as follows:

From January 2001 until December 2004 Mr. Melchers was Chief Financial Officer at 3M Dyneon GmbH & Co. KG, Germany.  Prior to this he was, from July 1995 to December 2000, Controller at the European Business Center of 3M Medical Markets Europe in Belgium.

Mr. Melchers retired from his position at 3M Dyneon Group in 2004 and currently provides consulting services for property management in Germany.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Item 9.01

Exhibits

Exhibit No.	Description

99.1	Press Release dated April 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

By: /s/	Horst Zerbe
Horst Zerbe
Date: April 15, 2009	President and Chief
Executive Officer